EXHIBIT 4.2

FORM OF AMENDED AND RESTATED WARRANT

THIS AMENDED AND RESTATED WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, PURSUANT TO AN EXEMPTION UNDER SECTION 13 OF SUCH ACT, THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE. THIS AMENDED AND RESTATED WARRANT AND ANY OF SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACTS AND ALL OTHER APPLICABLE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

AMENDED AND RESTATED

WARRANT TO PURCHASE SHARES OF

COMMON STOCK OF SPECTRX, INC.

Date of Issuance: August ____, 2005

THIS CERTIFIES that, for value received, _______________, or registered assign (the "holder"), is entitled to purchase, subject to the provisions of this amended and restated warrant, from SpectRx, Inc., a Delaware corporation (the "Company"), _____ shares of the $.001 par value Common Stock of the Company, at the price of One and 50/100 Dollars ($1.50) per share (the "Exercise Price"). This amended and restated warrant is hereinafter referred to as the "Warrant," and the shares of Common Stock issuable pursuant to the terms hereof are hereinafter sometimes referred to as "Warrant Shares."

This Warrant amends and restates in its entirety the terms of [that certain warrant, dated _______________], [those certain warrants, dated [_______________] issued by the Company to holder. [Describe warrants that are being replaced.]

ARTICLE I

CERTAIN DEFINITIONS

For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

"Act": the federal Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"Common Stock": the Company's authorized Common Stock of $.001 par value per share as such class exists on the date of this Warrant.

"Commission": the Securities and Exchange Commission, or any other federal agency then administering the Act.

"Company": SpectRx, Inc., a Delaware corporation, located at 4955 Avalon Ridge Parkway, Norcross, Georgia 30071, and any other corporation assuming or required to assume the Warrants pursuant to Article V.

"Designations": defined in Section 5.1.

"Exercise Price": the purchase price for any Warrant Share purchasable under this Warrant.

"Expiration Date": defined in Section 2.1.

"Fair Market Value": defined in Section 2.3.

"Person": any individual, corporation, partnership, trust, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

"Warrant Office": defined in Section 3.1.

"Warrant Shares": the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of this Warrant.

ARTICLE II

EXERCISE OF WARRANT

SECTION 2.1. Method of Exercise. This Warrant may be exercised at any time after the date hereof and on or before ___________ (the "Expiration Date"). To exercise this Warrant, the holder hereof shall deliver to the Company, at the Warrant Office designated pursuant to Section 3.1, (a) a written notice, in substantially the form of the Subscription Notice attached hereto as Exhibit A, of such holder's election to exercise this Warrant, which notice shall specify the number of shares with respect to which this Warrant is being exercised; (b) a check payable to the order of the Company in an amount equal to the Exercise Price for the number of shares of Common Stock being purchased; and (c) this Warrant. The Company shall, as promptly as practicable and in any event within fourteen (14) days thereafter, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock for which this Warrant is being exercised. The stock certificate or certificates so delivered shall be in denominations of shares as may be specified in said notice and shall be issued in the name of the holder or such other name as shall be designated in said notice. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates, except that, in case stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes that shall be payable upon the issuance of stock certificates shall be paid by the holder hereof at the time of delivery of the notice of exercise mentioned above or promptly upon receipt of a written request of the Company for payment.

SECTION 2.2. Cashless Exercise. Notwithstanding Section 2.1 or anything in this Warrant to the contrary, if the Fair Market Value (as defined in Section 2.3) is greater than the Exercise Price as of the date on which this Warrant is exercised in accordance with Section 2.1 hereof, the holder may elect to pay all or a portion of the Exercise Price by reducing the number of Warrant Shares to be issued by surrender of this Warrant at the office of the Company's principal office (or at such other location as the Company may advise the holder in writing) so that holder need not pay any cash consideration for the Exercise Price, together with a written notice of holder's intent to exercise the Warrant in accordance with this Section 2.2, in which event the Company shall issue to the holder that number of Warrant Shares computed using the following formula:

Shares = SP x (FMV - EP)
 FMV

Where:

(a) Shares equals the number of Warrant Shares to be issued to the holder;

(b) SP represents the number of Warrant Shares subject to this Warrant (as adjusted to the date of such exercise) for which the Warrant is being exercised;

(c) FMV equals the Fair Market Value; and

(d) EP equals the Exercise Price.

Under no circumstances will the number of Warrant Shares issuable pursuant to this Section 2.2 exceed the number of Warrant Shares (as adjusted according to the provisions of Article V) otherwise issuable to the holder.

SECTION 2.3. Fair Market Value. "Fair Market Value" shall mean, at any date and with respect to one (1) Warrant Share, (i) if a public market for the Common Stock exists at the time of such exercise, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value; or (ii) if there is no public market for the Common Stock, the price per share determined by the disinterested members of the Company's Board of Directors in good faith.

SECTION 2.4. Shares to be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

SECTION 2.5. Legend on Warrant Shares. Each certificate for shares initially issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear the following legend (and any additional legend or modification required by the Nasdaq National Market or any national or regional securities exchange upon which such shares may, at the time of such exercise, be listed or under applicable securities laws):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("the Act"), or the securities laws of any state. They may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of in the absence of registration under said Act and all other applicable securities laws, unless an exemption from registration is available.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of counsel to the Company, the securities represented thereby need no longer be subject to the restrictions on transferability. The provisions of Article IV shall be binding upon all subsequent holders of this Warrant.

SECTION 2.6. Acknowledgment of Continuing Obligation. The Company shall, at the time of any exercise of this Warrant, upon request of the holder hereof, acknowledge in writing its continuing obligation to such holder in respect of any rights to which the holder shall continue to be entitled after exercise in accordance with this Warrant; provided, however, that the failure of the holder to make any such request shall not affect the continuing obligation of the Company to the holder in respect of such rights.

ARTICLE III

WARRANT OFFICE; TRANSFER, DIVISION
OR COMBINATION OF WARRANTS

SECTION 3.1. Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's location set forth in Article I hereof, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the holders of the Warrants.

SECTION 3.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article III.

SECTION 3.3. Transfer of Warrant. The Company agrees to maintain at the Warrant Office books for the registration of permitted transfers of this Warrant. Subject to Article IV, this Warrant and all rights hereunder are transferable on the books at that office, upon surrender of this Warrant at that office, together with a written assignment of this Warrant duly executed by the holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of the transfer. Subject to Article IV, upon surrender and payment of such funds, the Company shall execute and deliver a new Warrant in the name of the assignee, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new warrant issued.

SECTION 3.4. Division or Combination of Warrants. This Warrant may be divided or combined with any other Warrant or warrants to the extent necessary to reflect a division of the Note or a combination of the Note with any other note of the Company, provided the resulting warrant(s) contain(s) substantially identical terms, and not otherwise.

SECTION 3.5. Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes), and other charges payable in connection with the preparation, issuance and delivery of new Warrants hereunder. Notwithstanding the foregoing, the Company shall not be responsible for the payment of federal, state or local income taxes for the holder hereof for which the holder is or may become liable for as a result of the exercise of this Warrant or the issuance of Warrant Shares as a result of such exercise.

ARTICLE IV

RESTRICTION ON TRANSFER

SECTION 4.1. Restrictions on Transfer.

(a) Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable except upon the conditions specified in this Article IV, which conditions are intended, among other things, to ensure compliance with the provisions of the Act in respect of the exercise or transfer of the Warrant.

(b) The holder of this Warrant, by acceptance hereof, agrees that it will not transfer this Warrant prior to delivery to the Company of any required opinion of the holder's counsel (as the opinion and counsel are described in Section 4.2 hereof).

SECTION 4.2. Opinion of Counsel. In connection with any transfer of this Warrant, the following provisions shall apply:

(a) If in the opinion of counsel acceptable to the Company, a proposed transfer of this Warrant may be effected without registration of this Warrant under the Act, the holder of this Warrant shall be entitled to transfer this Warrant in accordance with the proposed method of disposition; provided, however, that if the method of disposition would, in the opinion of such counsel, require that the Company take any action or execute and file with the commission or deliver to the holder or any other person any form or document in order to establish the entitlement of the holder to take advantage of such method of disposition, the Company agrees, at the cost of the holder, promptly to take any necessary action or execute and file or deliver any necessary form or document. Notwithstanding the foregoing, in no event will the Company be obligated to effect a registration under the Act so as to permit the proposed transfer of this Warrant or to take any action that will result in more than one transfer of this Warrant within each calendar year.

(b) If in the opinion of such counsel, the proposed transfer of this Warrant may not be effected without registration of this Warrant under the Act, the holder of this Warrant shall not be entitled to transfer this Warrant until such registration is effective.

ARTICLE V

ANTI-DILUTION PROVISIONS

SECTION 5.1. Adjustment to Exercise Price. Upon any adjustment to the Conversion Price (as that term is defined in the Company's Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (as same may be amended from time to time, the "Designations")) pursuant to Subsection (c)(6)(A) thereof, and subject to the provisions of subparagraphs (i) to (viii) of such Subsection (c)(6)(A) of the Designations, and all of the terms and conditions of the Designations, including without limitation, the provisions of Subsection (c)(6)(D) of the Designations (and whether or not any shares of such Series A Convertible Preferred Stock then remain outstanding), then the Exercise Price shall simultaneously with said adjustment to the Conversion Price be adjusted so as to equal the Conversion Price as so adjusted.

SECTION 5.2. Stock Dividends, Subdivisions and Combination.

(a) Triggering Events. If at any time the Company shall: (i) declare a dividend or otherwise make a distribution to the holders of its Common Stock in the form of additional shares of Common Stock into a larger number of shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the adjustments set forth in paragraphs (a) and (b) of this Section 5.2 shall be made to the number of shares of Common Stock for which this Warrant is exercisable and to the Exercise Price, respectively.

(b) Adjustment to Number of Shares of Common Stock for Which Warrant is Exercisable. The number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal: (i) the number of shares of Common Stock for which this Warrant is exercisable immediately before the occurrence of any such event, (ii) multiplied by a fraction, (A) the numerator of which is the total number of shares of Common Stock outstanding immediately after the occurrence of such event, and (B) the denominator of which is the total number of shares of Common Stock outstanding immediately before the occurrence of such event.

(c) Adjustment to Exercise Price. The Exercise Price shall be adjusted to equal: (i) the Exercise Price immediately prior to the occurrence of any such event, (ii) multiplied by a fraction, the numerator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately before such event, and the denominator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately after the adjustment.

(d) Effective Date. Any adjustment under this Section 5.2 shall become effective at the close of business on the date the subdivision or combination becomes effective; provided, however, if the subdivision is effected through a stock dividend, then any adjustment shall become effective at the close of business on the record date for such stock dividend. Such adjustment shall be made successively whenever such an event occurs.

SECTION 5.3. Reclassification, Exchange, and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation, spinoff or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the holder shall, on its exercise, be entitled to receive the kind and number of shares of Common Stock or other securities which the holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock or other securities, as the case may be, into the same or a different number of shares of any other class or classes of stock or other securities, as the case may be, the Exercise Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock or other securities, as the case may be, purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock or other securities, as the case may be, purchasable immediately thereafter. An adjustment made pursuant to this Section 5.3 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

SECTION 5.4. Reorganization, Mergers or Consolidations. In the event of a reorganization, merger or consolidation of the Company with or into another entity, then, as part of such reorganization, merger or consolidation, lawful provision shall be made so that the holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time prior to the Expiration Date and upon payment of the Exercise Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the holder would have been entitled in such reorganization, merger, or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after than event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the holder at the address of the holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Exercise Price then in effect after the adjustment and the increased or decreased number of shares of Common Stock purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant. Notwithstanding the foregoing, in the event of any transaction described in this Section 5.4 in which the consideration to be received by holders of Common Stock is payable only in cash, the holder shall be entitled only to cash in the amount, if any, that such cash payment per share exceeds the Exercise Price.

SECTION 5.5. Deferral of Adjustments. Notwithstanding any adjustments to the Exercise Price required under this Article V, no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price in effect at the time such adjustment is otherwise so required to be made; provided, however, that any adjustments which by reason of this Section 5.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest .001 of a cent.

SECTION 5.6. Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

ARTICLE VI

CERTAIN COVENANTS OF THE COMPANY

The Company covenants and agrees that it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of this Warrant sufficient to enable it at any time to fulfill all of its obligations hereunder.

Upon exercise of this Warrant, the holder of the Warrant Shares shall be entitled to unlimited "piggyback" registration rights with regard to the Warrant Shares on the terms set forth in Exhibit B to this Warrant.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Entire Agreement. This Warrant and the Agreement and documents referenced herein and therein contain the entire agreement between the holder hereof and the Company with respect to the purchase of the Warrant Shares and supersede all prior arrangements or understandings with respect thereto.

SECTION 7.2. Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party that is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

SECTION 7.3. Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

SECTION 7.4. Filing of Warrant. A copy of this Warrant shall be filed in the records of the Company.

SECTION 7.5. Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered personally, or sent by certified or registered mail, to each such holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of, and the registration of transfer of, the Warrant or at any more recent address of which any holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Warrant office, attention: President, or such other address within the United States of America as shall have been furnished by the Company to the holder hereof.

SECTION 7.6. Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 7.7. Loss, Destruction, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated warrant. Any Warrant issued under the provisions of this Section 7.7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be signed in its name by its authorized officer.

SPECTRX, INC.

By:
Name:

Title:

EXHIBIT A

SUBSCRIPTION NOTICE

Dated:

The undersigned hereby irrevocably elects to exercise its right to purchase                    shares of the Common Stock, $.001 par value per share, of SpectRx, Inc., such right being pursuant to a Warrant, dated August _____, 2005, and as issued to the undersigned by SpectRx, Inc., and remits herewith the sum of $                       in payment for same in accordance with the Exercise Price specified in said Warrant.

Name
(Please typewrite or print in block letters)

Address

Signature

EXHIBIT B

(Terms of Registration "Piggyback" Registration Rights)

1. Certain Definitions. As used herein, in addition to the terms defined above in this Warrant, the following terms shall have the following respective meanings:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Holders" shall mean [______________________], and any other persons holding Registrable Securities to whom the applicable registration rights have been transferred pursuant to Section 1.7 hereof.

"Other Shareholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in a registration effected by the Company.

The terms "register," "registered" and "registration" refer to the effectiveness of a registration statement prepared and filed in compliance with the Securities Act.

"Registrable Securities" as of any particular time shall mean (i) all Warrant Shares issued upon exercise of this Warrant; and (ii) any additional shares of Common Stock issued in respect of such Warrant Shares pursuant to any stock split, stock dividend, recapitalization or similar event.

"Registration Expenses" shall mean all expenses incurred by the Company in complying with the terms of this Exhibit B, including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Company; reasonable fees and expenses of a single counsel for the selling Holders; state "blue sky" fees and expenses; and accountants' expenses, including without limitation any special audits incident to or required by any such registration; but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company.

"Securities Act" shall mean the federal Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any particular time.

"Securities Exchange Act" shall mean the federal Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any particular time.

"Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any other securities of the Company being sold in the same registration as the Registrable Securities by Other Shareholders.

1.2 Company Registration.

1.2.1. If the Company shall determine to register any shares of Common Stock in a public offering of such securities solely for cash on a form that would permit the registration of the Registrable Securities, the Company shall promptly give to each Holder written notice of such registration (a "Piggyback Registration"), which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws; and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder or Holders within fifteen (15) days after receipt of such written notice from the Company, subject to the underwriter limitations described in Subsection 1.2.3 hereof. The Company shall have the right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Subsection 1.2.1 without any obligation or liability to any Holder.

1.2.2 Number of Piggyback Registrations. Subject to the underwriter limitations described in Subsection 1.2.3 below, each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 1.2 until such time as all its Registrable Securities may be sold under Rule 144 promulgated under the Securities Act without limitation on the number of shares or manner of sale.

1.2.3 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection 1.2.1 hereof. In such event, the right of any Holder to registration pursuant to Subsection 1.2.1 (i) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the managing underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten, then only that number of shares of Registrable Securities that the Company has been advised by the managing underwriter can be included without having a material adverse effect on the sales price will be included in such registration. The Company shall advise all holders of securities requesting registration as to the number of shares or securities that may be included in the registration. No such reduction shall be made with respect to securities offered by the Company for its own account. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

1.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company; and all Selling Expenses shall be borne by the Holders, the Other Shareholders of the securities so registered and the Company, to the extent of securities registered on its behalf, pro rata on the basis of the number of their shares so registered.

1.4 Registration Procedures. In the case of each registration effected by the Company pursuant to the terms hereof, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company shall use its reasonable best efforts to:

1.4.1 keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

1.4.2 furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

1.5 Indemnification.

1.5.1 With respect to each Holder whose securities have complied or been registered or qualified pursuant to this Agreement, the Company shall indemnify such Holder, each of such Holder's officers, directors and partners, and each person controlling (as defined in Subsection 1.5.4 below) such Holder and each of such controlling person's officers, directors and partners, and shall also indemnify each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Holder and each person controlling such Holder, and each of such controlling person's officers, directors and partners, each of its officers, directors and partners, each such underwriter, and each person who controls such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon written information furnished to the Company by the Holder or underwriter seeking to be indemnified, where such information is specifically for use in such prospectus, offering circular or related document.

1.5.2 Each Holder and Other Shareholder shall, if securities held by him or it are included among the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls (as defined in Subsection 1.5.4 below) the Company or such underwriter, and each other such Holder and Other Shareholder and each of such controlling person's officers, directors and partners, and each person controlling such Holder or Other Shareholder and each of such controlling person's officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder specifically for use therein. The Holder and Other Shareholders acknowledge that an underwriter may require other indemnification obligations with respect to the underwriter.

1.5.3 Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably). The Indemnified Party may participate in such defense with counsel of its own choosing, but the fees and expenses of such counsel shall be at such Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 1.5 only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that he or it may have to any Indemnified Party otherwise than under this Section 1.5. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

1.5.4 For purposes of this Section 1.5, the term "control" shall have the meaning assigned thereto under the Securities Act.

1.6 Information by Holders and Other Shareholders. Each Holder or Other Shareholder of securities included in any registration shall furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

1.7 Transfer of Registration Rights. The rights to cause the Company to register securities of the Company granted herein may be assigned by any Holder to any transferee of the Registrable Securities together with the securities being transferred, provided that in each case the Company is given written notice, at the time or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned and, provided further, that such transferee owns after such transfer at least ten percent (10%) of the Registrable Securities. No such assignment shall be effective unless the transferee shall be required, as a condition to such transfer, to agree in writing that he or it will receive and hold such securities subject to the provisions hereof.

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